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                             RSL COMMUNICATIONS PLC

                           OFFER FOR ALL OUTSTANDING
                         10 1/2% SENIOR NOTES DUE 2008
                                IN EXCHANGE FOR
                     10 1/2% SENIOR EXCHANGE NOTES DUE 2008

TO OUR CLIENTS:

     Enclosed for your consideration is a Prospectus, dated            , 1999
(the "Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal"), relating to the Offer (the "Exchange Offer") of RSL Communications PLC (the "Issuer") to exchange its 10 1/2% Senior Exchange Notes due 2008 (the "New 10 1/2% Notes") for its outstanding 10 1/2% Senior Notes due 2008 (the "Old 10 1/2% Notes"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Issuer contained in the Registration Rights Agreement dated December 8, 1998, by and among the Issuer and the other signatories thereto.

     This material is being forwarded to you as the beneficial owner of the Old 10 1/2% Notes carried by us in your account but not registered in your name. A TENDER OF SUCH OLD 10 1/2% NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old 10 1/2% Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

     Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old 10 1/2% Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at
5:00 p.m., New York City time, on             , 1999, unless extended by the
Issuer. Any Old 10 1/2% Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

     Your attention is directed to the following:

          1. The Exchange Offer is for any and all Old 10 1/2% Notes.

          2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer--Certain Conditions of the Exchange Offer".

          3. Any transfer taxes incident to the transfer of Old 10 1/2% Notes from the holder to the Issuer will be paid by the Issuer, except as otherwise provided in the Instructions in the Letter of Transmittal.

          4. The Exchange Offer expires at 5:00 p.m., New York City time, on , 1999, unless extended by the Issuer.

     If you wish to have us tender your Old U.S. 10 1/2% Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OLD 10 1/2% NOTES.

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                          INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE OFFER

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by RSL Communications PLC with respect to its Old 10 1/2% Notes.

     This will instruct you to tender the Old 10 1/2% Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

     Please tender the Old 10 1/2% Notes held by you for my account as indicated below:

                                                                       AGGREGATE PRINCIPAL AMOUNT OF OLD SECURED NOTES
                                                                       -----------------------------------------------

10 1/2% Senior Notes due 2008.................................
                                                                -----------------------------------------------------------------

/ / Please do not tender any Old 10 1/2% Notes held by you for my account.

Dated:                                                 , 1999
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                                                                                         Signature(s)

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                                                                                  Please print name(s) here

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                                                                                         Address(es)

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                                                                                Area Code and Telephone Number

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                                                                         Tax Identification or Social Security No(s).

     None of the Old 10 1/2% Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old 10 1/2% Notes held by us for your account.